For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Second Quarter 2008 Financial Results

•	Quarterly revenue increases 59% from prior year, and 9% from prior quarter
•	Continued growth in UK-based clients leads enterprise revenue gains
•	Business segment revenue grows 35% from prior year, and 10% from prior quarter
•	Consumer segment (formerly Kasamba) revenue grows 4% from prior quarter
•	GAAP EPS is breakeven for second quarter
•	Adjusted EPS and EBITDA per share are both $0.04 for second quarter

NEW YORK, NY - August 6, 2008 - LivePerson, Inc. (Nasdaq: LPSN), a provider of online engagement solutions that facilitate real-time assistance and expert advice, today announced financial results for the second quarter ended June 30, 2008.

Revenue

Revenue for the second quarter was $18.6 million, a 59% increase from the second quarter of 2007, and a 9% sequential increase as compared to the first quarter of 2008. Excluding the impact of the acquisition of Kasamba, Inc., revenue for the second quarter was $15.8 million, a 35% increase from the second quarter of 2007, and a 10% sequential increase as compared to the preceding quarter.

Sequential revenue growth was due to strong demand and growth from enterprise customers in the United Kingdom, the continued adoption of LivePerson’s proactive chat solution by clients in the global high-tech sector and continued healthy performance of the small business product line.

“We were very pleased with the results in the second quarter,” CEO Robert LoCascio said. “Our revenue growth exceeded our internal expectations, with all three primary growth drivers performing well. Our consumer revenue growth was in line with our expectations, while our enterprise and small business revenue combined delivered 10% quarterly sequential revenue growth.”

Client and Partner Expansion
LivePerson added several new clients in the US, including:
•	Sun Microsystems
•	Nestle USA
•	Cricket Communications, a subsidiary of Leap Wireless

The company also signed new clients and expanded business with customers in the UK, including:
•	Harrods, one of the world’s most famous department stores
•	Boots, the UK’s leading pharmacy-led health and beauty retailer
•	One of Europe’s leading credit card providers

In addition, a leading global provider of systems, software and services entered into a company-wide agreement establishing LivePerson as its preferred technology platform for live chat and voice solutions.

Net Income and Loss

Net loss for the second quarter of 2008 was $0.2 million or $0.00 per share as compared to net income of $0.9 million or $0.02 per share in the second quarter of 2007, and a net loss of $0.2 million or $0.00 per share in the first quarter of 2008.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before interest, taxes, depreciation and amortization (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and stock-based compensation. The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the second quarter of 2008 was $1.7 million or $0.04 per share, as compared to $2.1 million or $0.05 per share in the comparable period in 2007, and $1.4 million or $0.03 per share in the first quarter of 2008.

EBITDA for the second quarter of 2008 was $1.9 million or $0.04 per share, as compared to $2.2 million or $0.05 per share in the second quarter of 2007, and $1.7 million or $0.03 per share in the first quarter of 2008.

Cash

The company’s cash balance grew to $23.5 million at June 30, 2008 as compared to $21.5 million as of March 31, 2008. The company generated approximately $4.0 million from operations. Also during the second quarter, the company repurchased stock resulting in a cash outlay of approximately $1.6 million, and purchased computer hardware related primarily to its colocation facility resulting in a cash outlay of approximately $0.5 million.

Financial Expectations

Third Quarter 2008
•	Revenue of $19.0 - $20.0 million
•	EBITDA of $0.04 - $0.05 per share
•	Adjusted net income of $0.03 - $0.04 per share
•	GAAP EPS of $0.00 - $0.01
•	Fully diluted share count of approximately 50 million

Full Year 2008
•	Revenue of $75.5 - $77.0 million
•	EBITDA of $0.19 - $0.21 per share
•	Adjusted net income of $0.14 - $0.16 per share
•	GAAP EPS of $0.00 - $0.01
•	Fully diluted share count of approximately 50 million
•	Estimated full year cash income taxes of approximately $0.5 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

Q2 2008
Cost of revenue	$161
Product development	422
Sales and marketing	300
General and administrative	321
Total	$1,204

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

Q2 2008
Cost of revenue	$307
General and administrative	391
Total	$698

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Total revenue	$18,588	$11,661	$35,673	$22,630

Operating expenses:
Cost of revenue	5,234	3,105	10,120	5,894
Product development	3,503	2,044	6,577	3,864
Sales and marketing	6,443	3,512	12,241	6,914
General and administrative	3,455	2,057	6,635	4,079
Amortization of other intangibles	391	242	782	483
Total operating expenses	19,026	10,960	36,355	21,234

(Loss) income from operations	(438)	701	(682)	1,396

Other income, net	108	212	189	435

(Loss) income before benefit from income taxes	(330)	913	(493)	1,831

Benefit from income taxes	(139)	-	(90)	-

Net (loss) income	$(191)	$913	$(403)	$1,831

Basic net (loss) income per common share	$(0.00)	$0.02	$(0.01)	$0.04

Diluted net (loss) income per common share	$(0.00)	$0.02	$(0.01)	$0.04

Weighted average shares outstanding used in basic net
(loss) income per common share calculation	47,182,068	43,011,309	47,537,385	42,159,146

Weighted average shares outstanding used in diluted net
(loss) income per common share calculation	47,182,068	46,726,357	47,537,385	45,757,843

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net (loss) income in accordance with generally
accepted accounting principles	$(191)	$913	$(403)	$1,831
Add/(less):
(a) Amortization of intangibles	698	325	1,396	650
(b) Stock-based compensation	1,204	898	2,164	1,712
(c) Depreciation	475	229	798	438
(d) Benefit from income taxes	(139)	-	(90)	-
(e) Interest income, net	(108)	(212)	(189)	(435)
EBITDA (1)	$1,939	$2,153	$3,676	$4,196
Diluted EBITDA per common share	$0.04	$0.05	$0.07	$0.09

Weighted average shares used in diluted EBITDA
per common share	48,732,780	46,726,357	49,260,216	45,757,843

Net (loss) income in accordance with generally
accepted accounting principles	$(191)	$913	$(403)	$1,831
Add:
(a) Amortization of intangibles	698	325	1,396	650
(b) Stock-based compensation	1,204	898	2,164	1,712
Adjusted net income	$1,711	$2,136	$3,157	$4,193
Diluted adjusted net income per common share	$0.04	$0.05	$0.06	$0.09

Weighted average shares used in diluted adjusted net income
per common share	48,732,780	46,726,357	49,260,216	45,757,843

EBITDA	$1,939	$2,153	$3,676	$4,196
Add/(less):
(a) Changes in operating assets and liabilities	1,983	191	(168)	(386)
(b) Provision for doubtful accounts	-	-	68	20
(c) Benefit from income taxes	139	-	90	-
(d) Deferred income taxes	(167)	(1,054)	(251)	(2,084)
(e) Interest income, net	108	212	189	435
Net cash provided by operating activities	$4,002	$1,502	$3,604	$2,181

(1)	Earnings before interest, taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2008	December 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$23,450	$26,222
Accounts receivable, net	6,665	6,026
Prepaid expenses and other current assets	2,167	1,802
Deferred tax assets, net	2,302	42
Total current assets	34,584	34,092

Property and equipment, net	6,064	3,733
Intangibles, net	5,557	6,953
Goodwill	48,775	51,684
Deferred tax assets, net	4,838	4,202
Security deposits	348	499
Other assets	1,615	1,325
Total assets	$101,781	$102,488

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,990	$3,067
Accrued expenses	7,206	9,191
Deferred revenue	4,865	4,000
Deferred tax liabilities, net	-	193
Total current liabilities	17,061	16,451

Other liabilities	1,615	1,325

Commitments and contingencies

Total stockholders' equity	83,105	84,712
Total liabilities and stockholders' equity	$101,781	$102,488

About LivePerson
LivePerson is a provider of online engagement solutions that facilitate real-time assistance and expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson’s hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson’s intelligent platform helps millions of people succeed online; more than 6,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest, and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our increased operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro; our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing, customer service and online engagement solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.